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                                                                    Exhibit 99.3



                                     PROXY

                           CENTURY BANCSHARES, INC.
                        1275 Pennsylvania Avenue, N.W.
                            Washington, D.C. 20004

          This Proxy Is Solicited on Behalf of the Board of Directors
      for use at the Special Meeting of Stockholders on December 7, 2001
                         ____________________________

The undersigned stockholder of Century Bancshares, Inc. ("Century") hereby makes, constitutes and appoints Joseph S. Bracewell and John R. Cope, and each of them, as attorneys, agents and proxies with full power of substitution to vote, as designated on the reverse, all of the shares of common stock of Century held of record by the undersigned as of October ___, 2001 which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Century to be held at 9:00 a.m. (local time) at the offices of Bracewell & Patterson, L.L.P., 2000 K Street, N.W., Suite 500, Washington, D.C. 20006-1872, and at any adjournments thereof (the "Special Meeting"), with respect to the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Stockholders both dated October ___, 2001, timely receipt of which is acknowledged.
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This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposal 1. This proxy confers discretionary authority on the persons named herein with respect to all other matters that may properly come before the meeting or any adjournment thereof.

1. Approval of the Agreement and Plan of Reorganization dated as of June 14, 2001 pursuant to which Century will become a wholly-owned subsidiary of United Bankshares, Inc.

     For        Against       Abstain
     [_]        [_]           [_]

                    _______________________________________
                 In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournment thereof.

I plan to attend the Special Meeting.

Yes  [_]    No  [_]

                              Please date and sign exactly as name appears on the certificates representing your shares of common stock of Century. When shares are held jointly, each stockholder must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              Dated:______________________, 2001

                              _____________________________________
                              (Print Name)

                              _____________________________________
                              (Stockholder's Signature)

                              _____________________________________
                              (Print Name)

                              _____________________________________
                              (Stockholder's Signature)


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.